UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21 2015, Fuel Tech, Inc., a Delaware corporation (the “Company” or “Fuel Tech”) held its Annual Meeting of Stockholders, at which the stockholders voted upon (i) the election of Vincent J. Arnone, Douglas G. Bailey, Miguel Espinosa, W. Grant Gregory, George F. MacCormack, Thomas S. Shaw, Jr., D.L. Williamson and Dennis L. Zeitler to the Company’s Board of Directors to serve until the earlier of the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected, or they shall sooner resign, retire or be removed, (ii) the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm, and (iii) an advisory, non-binding approval of the Company’s executive compensation.

The stockholders elected all eight directors, approved the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm and approved, on an advisory, non-binding basis, Fuel Tech’s executive compensation.

The number of votes cast for or against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Director	For	Withheld	Broker Non-Votes
Vincent J. Arnone	12,334,813	266,776	7,247,068
Douglas G. Bailey	12,133,939	467,650	7,247,068
Miguel Espinosa	12,286,668	314,921	7,247,068
W. Grant Gregory	12,327,107	274,482	7,247,068
George F. MacCormack	12,330,976	270,613	7,247,068
Thomas S. Shaw, Jr.	12,290,413	311,176	7,247,068
D.L. Williamson	12,325,421	276,168	7,247,068
Dennis L. Zeitler	12,327,913	273,676	7,247,068

Proposal 2: Ratification of McGladrey LLP as the Company’s independent registered public accounting firm

For	Against	Abstain
19,561,605	176,870	110,182

Proposal 3: Advisory vote to approve executive compensation

For	Against	Abstain	Broker Non-Votes
11,877,060	586,445	138,084	7,247,068

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: May 28, 2015
By: /s/ Albert G. Grigonis
Senior Vice President, General Counsel and
Secretary